                                                                       EXHIBIT 5

                     [THOMAS P. MCNAMARA, P.A. LETTERHEAD]


                                January 22, 1999


Securities and Exchange Commission
Division of Corporation Finance
Filing Room #1004
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re:  Lincare Holdings Inc.
             1998 Stock Plan

Ladies and Gentlemen:

        I have reviewed and am familiar with the referenced plan, and the certificate of incorporation and bylaws of Lincare Holdings Inc. In my opinion, upon sale pursuant to an effective Registration Statement on Form S-8, the securities to be issued under the plan will be validly issued, fully paid and nonassessable. I hereby consent to the inclusion of my opinion in such Registration Statement on Form S-8.

                               Sincerely,

                               THOMAS P. MCNAMARA, P.A.

                               By: /s/ Thomas P. McNamara
                                  ---------------------------
                                  Thomas P. McNamara